Exhibit 99.1

Contact:

Ron Albrecht, Chief Financial Officer

Innovative Solutions & Support, Inc.

610-646-0350

Innovative Solutions & Support, Inc. Announces Second Quarter Fiscal
2014 Financial Results

Sales up 52% from year ago

EXTON, Pa.—April 23, 2014—Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced its financial results for the second quarter of fiscal 2014, ended March 31, 2014.

For the second quarter of fiscal 2014, the Company reported sales of $12.5 million, a 52 percent increase compared to sales of $8.2 million for the second quarter of fiscal 2013. The Company reported second quarter 2014 net income of $0.8 million, or $0.05 per diluted share, compared to second quarter 2013 net income of $1.1 million, or $0.07 per diluted share.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. (“ISSC”) said, “Sales, margins and profits continue to be consistent with our goals for fiscal 2014.  We are pleased with the growth of our production sales, which are generating gross margins similar to our historical experience of approximately 50%.”  Quarterly engineering sales were a record $4.4 million.

At March 31, 2014, the Company had $15.3 million of cash on hand and remained debt-free.  Cash used in operating activities for the quarter was $585,000 compared to cash used of $222,000 in the first quarter of fiscal 2014.

Net orders for the quarter were $6.7 million, and backlog at March 31, 2014 was $80.9 million. The backlog includes a large contract with Delta Airlines, on which the Company anticipates beginning initial production deliveries this fiscal year. Backlog excludes potential future sole-source production orders from products in development under the Company’s engineering development contracts, including the Eclipse 550, the Pilatus PC-24, and the KC-46A, all of which the Company expects to remain in production for a decade following completion of their development phases. The Company expects that these sole-source contracts will add to production sales already in backlog.

Six Months Results

Total sales for the six months ended March 31, 2014 were $23.6 million, up 59 percent year over year.  Production sales for the six months ended March 31, 2014 were $15.8 million, up 36% from the comparable prior year period.  Net income for the six months ended March 31, 2014 was $1.8 million, up 29% compared to $1.4 million year over year.  Earnings per share for the six months ended March 31, 2014 were $0.10 per diluted share, up 11%, compared to $0.09 per diluted share for the first half of the last fiscal year.

Shahram Askarpour, President of ISSC, commented, “We are pleased with our overall performance and with the growth of our production volumes as certain engineering development programs begin to transition to production.  The Eclipse program is now in production, and we expect the Delta program to enter production later this year.  In anticipation of the sales growth, we have strengthened our organization to complete our engineering development program milestones and to manage the growth in production.”

Mr. Hedrick concluded, “The increase in production volumes of existing products and the progress in the development of new products are evidence of the success of our price-for-performance strategy.  Consequently, we intend to continue engineering investments, which totaled in excess of 35% of sales in the first six months of this fiscal year, so that we can offer a growing portfolio of both OEM and retrofit flight management systems, GPS sensors, and other NextGen air traffic control products to the commercial air transport, military and general aviation markets.”

Business Outlook

For the fiscal year ending September 30, 2014, IS&S expects to increase sales, operating income, and net income compared to fiscal 2013 and to report its sixth consecutive profitable year, characterized by growing production volume resulting from its engineering investments.  The Company will provide additional commentary during its earnings conference call.

Conference Call

The Company will be hosting a conference call April 24, 2014 at 10:00 AM ET to discuss these results and its business outlook. Those planning to dial in to the call should dial the following number and register their names and company affiliations:  1-877-883-0383 and enter the PIN Number 2335376. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEM’s) and retrofit applications. The company supplies integrated Flight Management Systems (FMS) and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

	March 31,	September 30,
	2014	2013
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$15,284,341	$16,386,207
Accounts receivable	6,873,223	4,489,434
Unbilled receivables	8,260,342	6,539,442
Inventories	5,405,373	4,377,513
Deferred income taxes	1,989,173	2,002,679
Prepaid expenses and other current assets	664,457	642,210

Total current assets	38,476,909	34,437,485

Property and equipment, net	7,572,668	7,320,495
Non-current deferred income taxes	86,064	650,998
Other assets	231,980	221,533

Total Assets	$46,367,621	$42,630,511

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$3,668,659	$2,372,137
Accrued expenses	3,968,442	3,672,909
Deferred revenue	287,718	447,525

Total current liabilities	7,924,819	6,492,571

Deferred income taxes	132,601	132,202
Other liabilities	11,665	11,491

Total Liabilities	8,069,085	6,636,264

Commitments and contingencies

Shareholders’ Equity

Preferred Stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at March 31, 2014 and September 30, 2013	—	—
		—
Common stock, $.001 par value: 75,000,000 shares authorized, 18,701,004 and 18,632,328 issued at March 31, 2014 and September 30, 2013, respectively	18,701	18,632
		—
Additional paid-in capital	50,391,978	49,880,571
Retained earnings	8,277,447	6,484,634
Treasury stock, at cost, 1,756,807 and 1,756,807 shares at March 31, 2014 and September 30, 2013, respectively	(20,389,590)	(20,389,590)

Total Shareholders’ Equity	38,298,536	35,994,247

Total Liabilities and Shareholders’ Equity	$46,367,621	$42,630,511

Innovative Solutions and Support, Inc.

Consolidated Statements of Income

(unaudited)

	Three months ended		Six months ended
	March 31		March 31,
	2014	2013	2014	2013

Net Sales	$12,495,016	$8,214,974	$23,600,827	$14,751,708

Cost of Sales	8,709,891	4,263,580	16,035,266	7,760,063

Gross Profit	3,785,125	3,951,394	7,565,561	6,991,645

Operating expenses:
Research and development	660,876	805,126	1,287,797	1,655,978
Selling, general and administrative	2,034,609	1,935,431	3,779,500	3,740,240
Total operating expenses	2,695,485	2,740,557	5,067,297	5,396,218

Operating income	1,089,640	1,210,837	2,498,264	1,595,427

Interest income	5,299	6,181	10,965	23,753
Other income	8,901	13,261	19,368	24,806

Income before income taxes	1,103,840	1,230,279	2,528,597	1,643,986

Income tax expense	319,623	123,151	735,784	219,271

Net income	$784,217	$1,107,128	$1,792,813	$1,424,715

Net income per common share
Basic	$0.05	$0.07	$0.11	$0.09
Diluted	$0.05	$0.07	$0.10	$0.09

Cash dividends per share:	$—	$—	$—	$1.50

Weighted average shares outstanding
Basic	16,915,823	16,776,924	16,901,955	16,692,715
Diluted	17,152,678	16,781,756	17,123,512	16,695,135